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                                                                     EXHIBIT 10b


                              1850 WESTFORK DRIVE,

                             WESTFORK BUSINESS PARK

                                 LITHIA SPRINGS,

                             DOUGLAS COUNTY, GEORGIA



                           PURCHASE AND SALE AGREEMENT



                                     BETWEEN



                         EML ASSOCIATES, a joint venture

                in the form of a New York General Partnership



                                    AS SELLER

                                       AND



                               GLENN E. WYATT, JR,

                an individual resident of the State of Georgia



                                  AS PURCHASER





                                  As of , 1998







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                           PURCHASE AND SALE AGREEMENT





      THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the _____ day of ________, 1998 (the "Effective Date"), by and between EML ASSOCIATES, a joint venture in the form of a New York general partnership ( "Seller" ), having an address c/o Lend Lease Real Estate Investments, Inc., Suite 3200, One Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, GA 30326 and Glenn E. Wyatt, Jr., a individual resident of the State of Georgia ("Purchaser"), having an address at 6289 Bankhead Highway, Building 12 A, Austell, Georgia 30168.



                             W I T N E S S E T H:



                                    ARTICLE I

                                PURCHASE AND SALE

1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

      (a) that certain tract or parcel of land situated in Douglas County, Georgia, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land");

      (b) the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain [office building /shopping center/industrial building] located thereon having a street address of 1850 West Fork Drive, Lithia Springs, Georgia (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

1.2 Property  Defined.   The  Land  and  the  Improvements  are  hereinafter
sometimes referred to collectively as the "Property."

1.3 Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the "Permitted Exceptions").

1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of TWO MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($2,600,000.00) (the "Purchase Price").


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1.5 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6 Earnest Money. Simultaneously with the execution and delivery of this Agreement, Purchaser is depositing with Colliers Cauble & Co. (the "Escrow Agent"), having its office at Suite 500, South Tower, 1335 Peachtree Street, NE, Atlanta, GA 30309-3269; Attention: Michael L. Spears, the sum of Twenty Five Thousand and No/100 Dollars ($25,000.00) (the "First Deposit") in good funds, either by certified bank or cashier's check or by federal wire transfer. If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 2.3 or Section 3.2 hereof, Purchaser shall, on or before the last date of the Inspection Period (as such term is defined in Section 3.1 hereof), deposit with the Escrow Agent the additional sum of Twenty Five Thousand and No/100 Dollars ($25,000.00) (the "Second Deposit") in good funds, either by certified bank or cashier's check or by federal wire transfer as an additional deposit under this Agreement. The Escrow Agent shall hold the First Deposit and the Second Deposit in an interest-bearing account for the benefit of Purchaser. The First Deposit and the Second Deposit, together with all interest earned on such sums, are herein referred to collectively as the "Earnest Money." All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. If Purchaser does not terminate this Agreement as provided in Section
3.2 hereof and thereafter fails to deliver the Second Deposit to the Escrow Agent within the time period specified above, this Agreement shall terminate automatically as of the last day of the Inspection Period, Escrow Agent shall deliver the Earnest Money to Seller promptly thereafter and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Purchaser does not terminate this Agreement and makes the Second Deposit as herein provided and the transaction contemplated hereby is not consummated as herein provided for any reason other than a default by Seller hereunder or the failure of Seller to deliver title to the Property to Purchaser as herein required, the Earnest Money shall be non-refundable to Purchaser and, in such event, shall be delivered by the Escrow Agent to Seller. Time is of the essence for the delivery of Second Deposit under this Agreement.


                                   ARTICLE II

                                TITLE AND SURVEY


2.1 Title Examination, Commitment for Title Insurance. Purchaser shall have until the expiration of the Inspection Period (defined in Section 3.1 hereof) to examine title to the Property. During the Inspection Period, Purchaser shall obtain from a nationally recognized title insurance company (the "Title Company") at Purchaser's expense, an ALTA title insurance commitment (the "Title Commitment") covering the Property, showing all matters affecting title to the Property and binding the Title Company to issue at Closing an Owner's Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.4 hereof. Purchaser shall instruct the Title Company to deliver to Purchaser, Seller and the surveyor described in


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Section 2.2 below copies of the Title Commitment and copies of all instruments referenced in Schedule B and Schedule C thereof.

2.2 Survey. During the Inspection Period, Purchaser shall, at Purchaser's expense, employ a reputable surveyor or surveying firm, licensed by the state in which the Property is located, to survey the Property and prepare and deliver to Purchaser, the Title Company and Seller an ALTA survey thereof (the "Survey") reflecting the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto.

2.3 Title Objections: Cure of Title Objections. (a) Purchaser shall have until the expiration of the Inspection Period to give written notice to Seller of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment, any amendments thereto issued during the Inspection Period or the Survey. Any exception to title disclosed in the Title Commitment, any such amendments or the Survey to which Purchaser does not object by timely written notice shall be a Permitted Exception. Time is of the essence with respect to the provisions of this Section 2.3.

            (b) In the event Purchaser gives timely written notice of objection to any exceptions to title, Seller shall have the right, but not the obligation, to attempt to remove, satisfy or otherwise cure any exceptions to title so objected to. Within ten (10) days after receipt of Purchaser's notice of objection, Seller shall give written notice to Purchaser informing Purchaser of Seller's election with respect to such exceptions. If Seller fails to give written notice of election within such ten (10) day period, Seller shall be deemed to have elected not to attempt to cure the matter objected to. If Seller elects to attempt to cure any exceptions, Seller shall be entitled to one or more reasonable adjournments of the Closing of up to, but not beyond, the sixtieth (60th) day following the date for Closing set forth in Section 4.1 hereof to attempt such cure, but Seller shall not be obligated to expend any sums, commence any suits or take any other action in order to effect the same.

            (c) If Seller elects or is deemed to have elected not to cure any exceptions to title objected to by Purchaser or if, after electing to attempt to cure, Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser's sole remedy hereunder in such event shall be either: (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price or (ii) to terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

            (d) To terminate this Agreement pursuant to this Section 2.3, Purchaser must give written notice to Seller of its election to terminate not later than (a) five (5) business days after receipt of written notice from Seller of Seller's election not to attempt to cure any exception or of Seller's determination, having previously elected to attempt to cure,


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      that it is unable or unwilling to do so or (b) fifteen (15) days after giving timely notice to Seller objecting to any exception to title if Seller is deemed herein to have elected not to attempt to cure such exception. If Purchaser fails to give timely notice of its election to terminate for any reason whatsoever, Purchaser shall be deemed to have elected to accept title subject to such exception without adjustment of the purchase price.

2.4 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser, at Purchaser's expense, an ALTA Owner's Policy of Title Insurance (the "Title Policy") covering the Property, in the full amount of the Purchase Price. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

     (a) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

     (b) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

     (c) items appearing of record or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

     (d) those matters listed as Matters Affecting Title set forth on Exhibit B attached hereto and made a part hereof and not objected to by Purchaser as provided above.

2.5 Pre-Closing "Gap" Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company or the Surveyor between (a) the date which is the earlier of (i) the effective date of Purchaser's Title Commitment referred to above or (ii) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the expiration of the Inspection Period. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed sixty (60) days after the date for Closing set forth in Section 4.1 hereof.

                                   ARTICLE III

                                INSPECTION PERIOD

3.1 Right of Inspection. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the date that is thirty (30) days after, but not including, the Effective Date (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the


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Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the maintenance and/or management of the Property, including, without limitation, the general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, environmental audits and similar materials, but excluding materials not directly related to the current maintenance and/or management of the Property such as, without limitation, Seller's internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information. Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours' prior written notice to Seller and, at the option of Seller, in the presence of Seller or its representative. Purchaser's inspection shall not damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller's prior written consent), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to inspections and/or tests on the Property, Purchaser shall restore the Property to a condition which is as near to its original condition as existed prior to any such inspections and/or tests. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith.
Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred) damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless
Seller shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser.

3.2 Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser's sole discretion) that the Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this
Section 3.2 and (subject to the provisions of Section 2.5) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

                                   ARTICLE IV

                                     CLOSING

4.1 Time and Place. The consummation of the transaction contemplated hereby ("Closing") shall be held at the offices of Alston & Bird, at Suite 4200, 1201 West Peachtree Street, Atlanta, Georgia 30309, at 10:00 a.m. on the sixtieth
(60th) day after the Effective Date. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.


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4.2   Seller's Obligations at Closing.  At Closing, Seller shall:

      (a) deliver to Purchaser a duly executed limited or special warranty deed in recordable form, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

      (b) deliver to Purchaser such evidence as Purchaser's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

      (c) deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

      (d) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions; and

      (e) deliver such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement.

4.3   Purchaser's Obligations at Closing.  At Closing, Purchaser shall:

            (a) pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;

            (b) deliver to Seller a letter duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

            (c) deliver to Seller such evidence as Seller's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

            (d) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4   Credits and Prorations.

            (a) The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

                  (i) taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;


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                  (ii)  gas, electricity and other utility charges for which
      Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

                  (iii) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

            (b) Notwithstanding anything contained in the foregoing provisions:

                  (i) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.

                  (ii) Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

            (c) The provisions of this Section 4.4 shall survive Closing.

4.5 Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction and (b) the Georgia Property Transfer Tax due upon the recording of the deed of conveyance. Purchaser shall (u) pay the fees of any counsel representing Purchaser in connection with this transaction;
(v) pay the amount of (i) the fee for the title examination and (ii) the Title Commitment and pay the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing; (w) pay for the cost of the Survey; (x) pay the fees for recording the deed conveying the Property to Purchaser; (y) pay all due diligence costs incurred by Purchaser in connection with the exercise of the inspection rights granted under Section 3.1 of this Agreement and (z) any escrow fees charged by the Escrow Agent or Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

            (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.


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            (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not adverse to Purchaser).

            (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

            (a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

            (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

            (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

            (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                                    ARTICLE V

                  REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:

            (a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of New York. Seller has the full right and authority to enter into this Agreement and, subject to the provisions of Section 10.6 hereof, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

            (b) Condemnation. To Seller's knowledge, no condemnation proceedings relating to the Property are pending or threatened.

            (c) Environmental Matters. Except as set forth in that certain Report for Preliminary Environmental Site Assessment prepared by Law Engineering [LAW Project No. 11746-E, dated December 22, 1988 (reissuance of Report no 11483.3)], a copy of which has been delivered to Purchaser or as otherwise disclosed to Purchaser, to Seller's knowledge, Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of environmental statutes, ordinances or regulations affecting the Property. As used herein, "Hazardous Substances" means all hazardous or toxic materials, substances, pollutants, contaminants,


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      or wastes currently identified as a hazardous substance or waste in the
      Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as "CERCLA"), as amended, the Superfund Amendments and Reauthorization Act (commonly known as "SARA"), the Resource Conservation and Recovery Act (commonly known as "RCRA"), or any other federal, state or local legislation or ordinances applicable to the Property.

5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of Lend Lease Real Estate Investments, Inc. ("Lend Lease"), the manager of this asset for Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, Lend Lease or any affiliate of either of them, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or Lend Lease or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to W. Randy Forth.



5.3 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 shall merge with the Closing and delivery of the deed of conveyance.

5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

            (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

5.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

            (a) Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

            (b) Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

            (c) There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

5.6 Survival of Purchaser's Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5(a) shall survive Closing and shall be a continuing


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representation and warranty without limitation. All other representations and warranties of Purchaser shall merge with the Closing and delivery of the deed of conveyance.

5.7 Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall, in connection with its investigation of the Property during the Inspection Period, inspect the Property for the presence of Hazardous Substances (as defined in Section 5.1(c) hereof), and shall furnish to Seller copies of any reports received by Purchaser in connection with any such inspection. Purchaser hereby assumes full responsibility for such inspections and, except for claims based on representations or warranties contained in Section 5.1(c), irrevocably waives any claim against Seller arising from the presence of Hazardous Substances on the Property. Purchaser shall also furnish to Seller copies of any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser's behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act ("ADA"), 42 U.S.C. ss.12101, et seq., if applicable).

                                   ARTICLE VI

                                     DEFAULT

6.1 Default by Purchaser. If Purchaser defaults for any reason other than Seller's default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided, or if Purchaser otherwise defaults under this Agreement, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof.

6.2 Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred.

                                   ARTICLE VII

                                  RISK OF LOSS

7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller's option, assigns to Purchaser all of

Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2 Major Damage. In the event of a "major" loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3 Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000.00), and (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Purchaser does not give notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

                                  ARTICLE VIII

                                   COMMISSIONS

 8.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Colliers Cauble & Co. (the "Broker") at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing or earlier termination of this Agreement.

                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

9.2 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL

ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

9.3 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.



                                    ARTICLE X

                                  MISCELLANEOUS

10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Earnest Money to Purchaser, such Earnest Money shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing.

10.2 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel.

10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.4 Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to pursue any remedy available at law or in equity as a result of such assignment or transfer. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser without Seller's written approval, which approval may be given or withheld in Seller's sole discretion, shall constitute a default by Purchaser under this Agreement.

10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by
(a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:

                  The Equitable Life Assurance Society of the United States

                  c/o Lend Lease Real Estate Investments, Inc.

                  Suite 3200, One Atlanta Plaza

                  950 East Paces Ferry Road

                  Atlanta, GA  30326

                  Attn:  W. Randy Forth

                  TELECOPY: (404) 504-5885

                  TELEPHONE: (404) 504-5866




with a copy to:   Alston & Bird

                  Suite 4200, One Atlantic Center

                  1201 West Peachtree Street

                  Atlanta, Georgia  30309-3424

                  Attn:  Walter W. Mitchell

                  TELECOPY: (404) 881-7777

                  TELEPHONE:  (404) 881- 7790

If to Purchaser:  Glenn E. Wyatt, Jr.

                  6289 Bankhead Highway

                  Building 12 - A

                  Austell, Georgia 30168


                  TELECOPY:

                  TELEPHONE:

with a copy to:   _______________________________

                  _______________________________

                  _______________________________

                  _______________________________

                  _______________________________

                  _______________________________



10.6 Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until (a) Seller shall execute and deliver the same to Purchaser, (b) each stage of Seller's investment approval process has approved this transaction, and (c) Seller's Investment Committee has thereafter given its written approval thereof. If Seller has not given Purchaser written notice (the "Approval Notice") of such approvals on or before October 19, 1998 (the "Approval Deadline"), or if prior to the Approval Deadline Seller notifies Purchaser in writing that this Agreement has been disapproved by the persons or entities referred to in clauses (b) or (c) of the preceding sentence, then this Agreement shall be deemed terminated and Purchaser shall be entitled to the return of the Earnest Money. It is understood and agreed that at each stage of Seller's investment approval process, Seller or its investment advisor, Equitable Real Estate Investment Management Inc., shall each have the right, in its unfettered discretion, to disapprove the transaction contemplated by this Agreement for any reason whatsoever, without obligation thereafter to proceed to the next stage of Seller's investment approval process. Seller's approval of this Agreement shall be evidenced only by both Seller's execution of this Agreement and Seller's sending of the Approval Notice to Purchaser prior to the Approval Deadline and, accordingly, Purchaser acknowledges and agrees that Purchaser cannot and will not rely upon any other statement or action of Seller or its representatives as evidence of Seller's approval of this Agreement or the subject matter hereof.

10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8 Tenant Notification Letters. Purchaser shall deliver to each and every tenant of the Property under a Lease thereof a signed statement acknowledging Purchaser's receipt and responsibility for each tenant's security deposit (to the extent delivered by Seller to Purchaser at Closing), if any, all in compliance with and pursuant to the applicable provisions of applicable law. The provisions of this paragraph shall survive Closing.

10.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

10.10 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.12 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.12 shall survive Closing.

10.13 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

10.14 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.15 Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.15 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

10.16 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

10.17 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

            (a)   Exhibit A - Legal Description of the Land

            (b)   Exhibit B - Matters Affecting Title

10.18 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.19 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.20 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.21 Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the
Deed: 3.1; 4.2(j); 4.4; 5.3; 5.6; 8.1; 9.3; 10.1; 10.8; 10.12; and 10.15.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.



SELLER:

EML Associates, a joint Venture

in the form of a New York General Partnership

By:   Lend Lease Real Estate Investment, Inc.

      By:
          --------------------------------

      Name:
            ------------------------------

      Title:
             -----------------------------


PURCHASER


---------------------------------
Glenn E. Wyatt, Jr.

SELLER:


EML Associates, a New York general partnership

By:   ML/EQ REAL ESTATE PORTFOLIO, LP, its
      Managing Venturer

      By:   EREIM MANAGERS CORP., its
            Managing General Partner


            By:
               -----------------------------------

               Name:
                    ------------------------------

               Title:
                     -----------------------------

                                    Exhibit A

                          LEGAL DESCRIPTION OF THE LAND


      ALL THAT CERTAIN TRACT or parcel of land lying and being in Land Lot 371 of the 18th District, Douglas County, Georgia, and being more particularly described as follows:

      BEGINNING at an iron pin set at the point where the southwesterly right-of-way line of Thornton Road (State Route No. 6) (200-foot right-of-way) intersects the westerly right-of-way line of Westfork Drive (80-foot right-of-way); run thence along said westerly right-of-way line of Westfork Drive, South 26 degrees 4 minutes 9 seconds West a distance of 450.00 feet to an iron pin set; thence leaving said westerly right-of-way line of Westfork Drive and running North 63 degrees 59 minutes 22 seconds West a distance of 630.00 feet to an iron pin set; run thence North 26 degrees 4 minutes 9 seconds East a distance of 450.00 feet to a point on said southwesterly right-of-way line of Thornton Road; run thence along said southwesterly right-of-way line of Thornton Road South 63 degrees 59 minutes 22 seconds East a distance of 630.00 feet to an iron pin set on said westerly right-of-way line of Westfork Drive and the POINT OF BEGINNING.

      TOGETHER WITH the rights and benefits granted in Declaration of Protective Covenants for Westfork by Hooker Atlanta (6) Corporation and Nona Blanton Barnes, dated September 3, 1976, recorded in Deed Book 305, Page 756, Douglas County, Georgia records; as amended by First Supplementary Declaration of Protective Covenants for Westfork by Hooker Atlanta (6) Corporation and Nona Blanton Barnes, dated June 29, 1979, recorded in Deed Book 354, Page 201, aforesaid records; as amended by Second Supplementary Declaration of Protective Covenants for Westfork by Hooker Atlanta (6) Corporation and Nona Barnes, Inc. d/b/a Hooker/Barnes (6), dated September 28, 1983, recorded in Deed Book 425, Page 773, aforesaid records; and as amended by Third Supplementary Declaration of Protective Covenants for Westfork by Hooker Atlanta (6) and Nona Barnes, Inc., dated December 4, 1984, recorded in Deed Book 461, Page 449, aforesaid records.


      TOGETHER WITH those rights and easements granted in that Drainage and Utility Easement Agreement, dated July 8, 1988, between Anderson Partners (Southside/Corporate Lakes), L.P. and Gene Anderson together d/b/a Southside Corporate Lakes AA and Hooker Projects, Inc., recorded in Deed Book 611, Page 200, Douglas County, Georgia Records and in that Drainage and Utility Easement Agreement, dated as of December _____, 1988 between Anderson Partners (Southside/Corporate Lakes), L.P., Auerbach Associates, Ltd. and Gene Anderson, together d/b/a Southside/Corporate Lakes AA and Westfork Development Company, recorded or to be recorded in the Office of the Clerk of the Superior Court of Douglas County, Georgia.

                               Exhibit B

                        MATTERS AFFECTING TITLE
1.    Taxes for 1998 and subsequent years, not yet due or payable.

2. Declaration of Protective Covenants for Westfork by Hooker Atlanta (6) Corporation and Nona Blanton Barnes, as Executrix and Sole Trustee under the Will of LeRoy William Barnes (a/k/a Roy W. Barnes), deceased, dated September 31 1976, recorded in Deed Book 305, Page 756, aforesaid records; as amended by First Supplementary Declaration of Protective Covenants, dated June 29, 1979, recorded in Deed Book 354, page 201, aforesaid records; as further amended by Second Supplementary Declaration of Protective Covenants for Westfork, dated September 28, 1983, recorded in Deed Book 425, page 773, aforesaid records; as further amended by Third Supplementary Declaration of Protective Covenants for Westfork, dated December 4, 1984, recorded in Deed Book 461, page 449, Douglas County Records.

3.    Easements to Georgia Power Company as follows:

      (a) From Hooker Atlanta (6) Corporation and Nona Barnes, Inc., dated October 23, 1984, recorded in Deed Book 503, page 544, aforesaid records.

      (b) From Hooker Atlanta (6) Corp. and Nona Barnes, Inc., dated January 28, 1988, filed June 21, 1988, recorded at Deed Book 608, page 146, Douglas County Records.

      (c) From Anderson Partners (Southside/Corporate Lakes), L.P. and Gene Anderson, dated August 1988; unrecorded.

4. A Right-of-Way Deed from Neva T. Nelson Neal, dated December 18, 1961, recorded at Deed Book 37, page 498, Douglas County Records.

5. Conveyance of Access Rights from Hooker/Barnes (6), Hooker Atlanta (6) Corporation and Nona Barnes, Inc. to Department of Transportation, State of Georgia, dated January 11, 1985, as follows:

      (a) Recorded in Deed Book 473, page 109, aforesaid records.

      (b) Recorded in Deed Book 473, page 111, aforesaid records.

6. Drainage and Utility Easement Agreement between Anderson Partners (Southside/Corporate Lakes) L.P., and Gene Anderson, together d/b/a Southside/Corporate Lakes AA, dated July 8, 1988, filed July 11, 1988, recorded at Deed Book 611, Page 200, Douglas County Records.

7. Drainage and Utility Easement dated as of December ____, 1988 between Anderson Partners (Southside/Corporate Lakes), L.P., Auerbach Associates, Ltd. and Gene Anderson, as tenants-in-common, together d/b/a Southside/Corporate Lakes AA, and Westfork Development Company recorded or to be recorded in the Office of the Clerk of the Superior Court of Douglas County, Georgia.













                                      -2-